Exhibit 99.2

Certification of Chief Financial Officer

of Team Financial, Inc.Pursuant to 18 U.S.C. §1350

I, Michael L. Gibson, certify that:

In connection with the Quarterly Report on Form 10-Q of Team Financial, Inc. (the “Company”) for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael L. Gibson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael L. Gibson
Name:	Michael L. Gibson
Title:	Chief Financial Officer
Date:	May 12, 2003